股权转让协议书
Share Transfer Agreement
(ENGLISH TRANSLATION)
转让方：  符致勇（以下简称甲方）

证件号码：456952680516

Assignor：Fu Zhiyong (Party A)

ID Number：456952680516

受让方：赛诺国际有限公司(以下简称为乙方)

注册地址：美国内华达州

Assignee：Shiner Internaional,INC.

Address：Nevada in U.S.

 甲、乙双方就转让股权事宜，在平等、自愿、公平的基础上，经过充分协商签订本股权收购合同书，以资共同恪守，并达成如下协议：

The two parties have reached the following agreements after friendly and substantially consultations regarding the share transfer matters:

第一条 转让标的

Section 1 transfer targets

甲方同意将其持有的闪荣有限公司全部股权及其他全部资产按照本协议的条款出让给乙方；乙方同意按照本协议的条款，受让甲方持有的全部股权和全部资产，乙方在受让上述股权和资产后，依法享有闪荣有限公司100%的股权及对应的股东权利。

The assignor agrees to transfer all of his shares of SHIMMER SUN LIMITED and other assets to party B according to this agreement. The assignee agrees to accept such shares and assets according to terms and conditions of this agreement, and is entitled to correlative right after the transfer.

第二条 转让股权及资产的价款

Section 2 share transfer and its price

本协议双方一致同意， 公司股权及全部资产的转让价格合计为美元3,200,000.00元整(US$)。

Both parties hereto have a consensus that the price of share transfer is$3,200,000.

第三条 股权及资产转让

Section 3  share and asset transfer

本协议生效后7日内，甲方应当完成下列办理及移交各项：

Party A should finish the following matters within 7 days after the effective date of this agreement:

3.1 将闪荣有限公司的管理权移交给乙方(包括但不限于将董事会、监事会、总经理等全部工作人员更换为乙方委派的人员)；

3.1 turning over the management right of SHIMMER SUN LIMITED to party B(include,but are not limited to the board of director, the board of supervisor and general manager).

3.2 积极协助、配合乙方依据相关法律、法规及公司章程的规定，修订、签署本次股权及全部资产转让所需的相关文件，共同办理闪荣有限公司有关变更登记手续；

3.2 according to correlative provisions of laws, rules and corporate prospectus, positively helping and cooperating with party B to finish the registration procedure transfer and other items of SHIMMER SUN LIMITED.

3.3将本协议附件二的各项文书、资料交付乙方并将相关实物资产移交乙方；

3.3 turning over all documents, data and correlative physical assets of appendix 2 of this agreement to party B

3.4移交甲方能够合法有效的公司股权及资产转让给乙方的所有文件。

3.4 turning over all documents of the legal and effective shares and assets to party B

第四条 股权及资产转让价款的支付

Section 4 price payment

乙方应于本协议书生效之日起60天内按前款规定的币种和金额将股权转让款以银行转帐方式分一次支付给甲方。

Party B shall pay to the party A by bank transfer within sixty days after execution of this agreement according to the currency and amount of the preceding section.

第五条 甲方的义务

Section 5 responsibility of assignor

5.1甲方须配合与协助乙方对闪荣有限公司的审计及财务评价工作。

5.1 Party A shall cooperate and assist party B to finish audit and financial evaluation about SHIMMER SUN LIMITED.

5.2 甲方须及时签署应由其签署并提供的与该股权及资产转让相关的所有需要上报审批相关文件。

5.2 Party A shall promptly sign and provide some necessary approval documents that is correlative with such shares and assets transfer.

5.3 甲方将依本协议的规定，协助乙方办理该股权及资产转让的报批、备案手续及工商变更登记等手续。

5.3 According to the regulations of this agreement, party A assist party B to deal with the approval, record, industry and commerce registration procedure of such shares and asset transfer.

第六条 乙方的义务

Section 6 responsibility of assignee

6.1 乙方须依据本协议第四条的规定及时向甲方支付该股权及资产的全部转让价款。

6.1 Party B shall promptly pay transfer price to party A according to the regulation of section 4.

6.2 乙方将按本协议的规定，负责督促闪荣有限公司及时办理该股权及资产转让的报批手续及变更登记等手续。

6.2 Party B is responsible to supervise and urge SHIMMER SUN LIMITED to deal with approval and registration procedure of such shares and assets according to the regulation of this agreement.

6.3 乙方应及时出具为完成该股权及资产转让而应由其签署或出具的相关文件。

6.3 Party B shall promptly display correlative signature documents finishing such shares and assets transfer.

第七条 陈述与保证

Section 7 presentations and warranties

7.1 甲方在此不可撤销的陈述并保证

7.1 Party A’ s irrevocable presentations and warranties:

① 甲方自愿转让其所拥有的闪荣有限公司全部股权及全部资产。

① Party A transfer his all shares and assets of SHIMMER SUN LIMITED voluntarily.

② 甲方就此项交易，向乙方所作的一切陈述、说明或保证、承诺及向乙方出示、移交的全部资料均真实、合法、有效，无任何虚构、伪造、隐瞒、遗漏等不实之处。

② Party A’s presentations, interpretations, warranties and promises basing on this agreement and documents displayed are all true, legal and effective.

③ 甲方在其所拥有的该股权及全部资产上没有设立任何形式的担保，亦不存在任何形式的法律瑕疵，并保证乙方在受让该股权及全部资产后不会遇到任何形式的权利障碍或面临类似性质障碍威胁。

③ Party A ensure that such shares and assets have not any form of guarantee, also don’t exist any form of legal defects, and party B won’t encounter any form of rights obstacles or similar properties threat after the transfer.

④ 甲方保证其就该股权及全部资产的背景及闪荣有限公司的实际现状已作了全面的真实的披露，没有隐瞒任何对乙方行使股权将产生实质不利影响或潜在不利影响的任何内容。

④ Party A ensure that the disclosure about the context of such shares and assets and the actual situation of SHIMMER SUN LIMITED is substantially real, and don’t hide any content resulting in adverse effects or potential adverse effects for party B.

⑤ 甲方拥有该股权及资产的全部合法权力订立本协议并履行本协议，甲方签署并履行本协议项下的权利和义务并没有违反闪荣有限公司章程的规定，并不存在任何法律上的障碍或限制。

⑤ Party A has all rights, powers and authorities to enter into and perform all duties and responsibilities under this agreement, and the process don’t violate any regulations of corporate prospectus.

⑥ 甲方签署协议的代表已通过所有必要的程序被授权签署本协议。

⑥ The representation of party A is entitled to sign this agreement by necessary legal procedure.

⑦ 本协议生效后，将构成对甲方各股东合法、有效、有约束力的文件。

⑦ It is a legal, valid and binding document for all shareholders of party A after the execution of this agreement.

7.2 乙方在此不可撤销的陈述并保证：

7.2 Party B’ s irrevocable presentations and warranties:

① 乙方自愿受让甲方转让的全部股权及全部资产。

① Party B accept such shares and assets voluntarily.

② 乙方拥有全部权力订立本协议并履行本协议项下的权利和义务并没有违反乙方公司章程的规定，并不存在任何法律上的障碍或限制。

② Party B has full rights to conduct the matters and perform all duties and responsibilities, and the process don’t violate any regulations of corporate prospectus.

③ 乙方保证受让该股权及全部资产的意思表示真实，并有足够的条件及能力履行本协议。

③ Party B ensure that accepting such shares and assets is true reflection, and has secured all approvals in respect of execution and performance of this agreement.

④ 乙方签署本协议的代表已通过所有必要的程序被授权签署本协议。

④ The representation of party B is entitled to sign this agreement by necessary legal procedure.

第八条 违约责任

Section 8 breach liability

8.1 协议任何一方未按本协议的规定履行其义务，应按如下方式向有关当事人承担违约责任。

8.1 If any party hereto breaches any of this agreement, the party shall perform following breach liabilities:

① 任何一方违反本协议第七条的陈述与保证，因此给对方造成损失者，违约方向守约方支付违约金美元64万元。

① Any party shall pay penalty $640,000 to another if the breaching party breaches any of its representations and warranties resulting in adverse effects for the non-breaching party.

② 乙方未按本协议的规定及时向甲方支付该股权及资产的转让价款的，按逾期付款金额承担日万分之四的违约金。

② Party B don’t pay transfer price promptly, it shall bear fourth ten-thousandths penalty daily basing on the overdue payment amount

8.2 上述规定并不影响守约者根据法律、法规或本协议其它条款的规定，就本条规定所不能补偿的损失，请求损害赔偿的权利。

8.2 Preceding regulations don’t affect other matters for the non-breaching according to laws, regulations or other provisions of this agreement.

第九条 适用法律及争议解决

Section 9 applicable laws and dispute resolution

9.1 协议的订立、生效、解释、履行及争议的解决等适用中华人民共和国法律，本协议的任何内容如与法律、法规冲突，则应以法律、法规的规定为准。

9.1 The execution, validity, interpretation and performance of this agreement, and dispute resolution thereof shall be governed by relevant laws of China.

9.2 任何与本协议有关或因本协议引起的争议，协议各方均应首先通过协商友好解决，30日内不能协商解决的，协议双方均有权向协议签订地人民法院提起诉讼。

9.2 Any dispute arising out of or relating to this agreement shall be settled by the parties hereto through friendly consultation. If any dispute is not settled through friendly consultation by the parties hereto within thirty days after its occurrence, such dispute shall be submitted to the located court of China.

第十条 协议修改，变更、补充

Section 10 agreement modification, alteration and supplement

本协议的修改，变更，补充均由双方协商一致后，以书面形式进行，经双方正式签署后生效。

The modification, alteration and supplement of this agreement are effective in written form after both parties sign through friendly consultation.

第十一条 特别约定

Section 11 special matter

除非为了遵循有关法律规定，有关本协议的存在、内容、履行的公开及公告，应事先获得乙方的书面批准及同意。

Unless in order to follow the provisions of relevant laws, the existence, content, perform disclosure and announcement of this agreement should be approved and agreed in advance by party B.

第十二条 协议的生效

Section 12 agreement execution

12.1 协议经双方合法签署，报请各自的董事会或股东会批准，并经公司股东会通过后生效。

12.1 Agreement signed legally by both and submitted to the board of directors or shareholders’ meeting for the approval shall become effective after the shareholders’ meeting.

12.2 本协议一式三份，各方各执一份，第三份备存于闪荣有限公司内；副本若干份，供报批及备案等使用。

12.2 There are three reserved copies of this agreement, each party keep one copy, the remaining is filed to SHIMMER SUN LIMITED; and several copies for submitting and filing.

第十三条 其它

Section 13 other matters

13.1 本协议附件为本协议的重要组成部分，与本协议具有同样法律效力。

13.1 The appendix shall constitute an integral part of this agreement, have the same legal effect.

13.2 本协议货币单位为：美元

13.2 The currency unit of this agreement is dollar.

13.3 本协议未尽事宜，由各方另行订立补充协议予以约定。

13.3 The parties hereto agree to further negotiate other matters into supplemental agreement.

甲方：	乙方：赛诺国际有限公司

Party A:	Party B: Shiner Internaional,INC.

签字人(授权代表)：	法定代表人(授权代表)：

Authorized Representative:	Legal Authorized Representative:

日期：	日期：

Date	Date